UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported): May 10, 2022
Coeur Mining, Inc.
(Exact name of registrant as specified in its charter)

Delaware	1-8641	82-0109423
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)
104 S. Michigan
Suite 900
Chicago, Illinois 60603
(Address of Principal Executive Offices)
(312) 489-5800
(Registrant's telephone number, including area code)
N/A
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2 below):
☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock (par value $.01 per share)	CDE	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year
Coeur Mining, Inc. (“Coeur”) held its 2022 Annual Stockholders’ Meeting on May 10, 2022 (the “Annual Meeting”). At the Annual Meeting, the Company’s stockholders approved an amendment (the “Amendment”) to the Certificate of Incorporation of Coeur Mining, Inc. (the “Certificate”). The Amendment increased the number of authorized shares of common stock of Coeur from 300,000,000 to 600,000,000. Including the 10,000,000 authorized shares designated as preferred stock, which remained unchanged, this Amendment increased the total authorized shares of Coeur’s stock from 310,000,000 to 610,000,000 shares. In all other respects, the terms of the Certificate remain unchanged from those in effect prior to the Amendment. Following stockholder approval, the Company filed the Amendment on May 10, 2022 with the Secretary of State of the State of Delaware. The Amendment became effective upon filing.
The foregoing description of the terms of the Amendment is qualified in its entirety by reference to the actual terms of the Amendment, which is included as Exhibit 3.1 and incorporated herein by reference.
Item 5.07.     Submission of Matters to a Vote of Security Holders
Coeur’s stockholders voted on the following four proposals at the Annual Meeting. The number of votes cast for and against each proposal and the number of abstentions and broker non-votes are set forth below.
Proposal 1. Election of Directors
The stockholders elected the following nine individuals to Coeur’s Board of Directors for one-year terms expiring at the 2023 Annual Stockholders’ Meeting. The voting results were as follows:

	For	Against	Abstain	Approval Percentage (1)
Robert E. Mellor	158,497,170	8,847,251	470,998	94.71%
Linda L. Adamany	164,884,455	2,554,475	376,489	98.47%
Sebastian Edwards	160,823,984	6,594,340	397,095	96.06%
Randolph E. Gress	163,757,856	3,622,644	434,919	97.84%
Mitchell J. Krebs	164,692,871	2,765,416	357,132	98.35%
Eduardo Luna	164,326,197	3,148,963	340,259	98.12%
Jessica L. McDonald	164,953,279	2,535,429	326,711	98.49%
John H. Robinson	159,685,619	7,692,005	437,795	95.40%
J. Kenneth Thompson	154,924,531	12,495,414	395,474	92.54%

Broker Non-Votes:		28,653,389

Proposal 2. Ratification of Appointment of Independent Registered Public Accounting Firm.
The stockholders ratified the appointment of Grant Thornton LLP as Coeur’s independent registered public accounting firm for the 2022 fiscal year. The voting results were as follows:

For	Against	Abstain	Broker Non-Votes	Approval Percentage (1)
193,008,572	3,190,345	269,891	—	98.37%
Proposal 3. Approval of an amendment to the Certificate of Incorporation of Coeur Mining, Inc.
The stockholders approved the Amendment to increase the number of authorized shares of common from 300,000,000 to 600,000,000. The voting results were as follows:

For	Against	Abstain	Broker Non-Votes	Approval Percentage (1)
186,581,670	9,322,757	564,381	—	66.81%
Proposal 4. Approval of advisory resolution on executive compensation.
The stockholders approved an advisory resolution to approve executive compensation. The voting results were as follows:

For	Against	Abstain	Broker Non-Votes	Approval Percentage (1)
158,220,827	7,380,600	2,213,992	28,653,389	95.54%
_____________________________________________________
(1) Percentage of votes cast for the nominee or proposal, except with respect to Proposal 3 where the percentage is based on the majority of shares outstanding as of the record date.
Item 9.01.    Financial Statements and Exhibits.
(d)    List of Exhibits

Exhibit No.	Description
3.1	Certificate of Amendment to Certificate of Incorporation of Coeur Mining, Inc., effective as of May 10, 2022.
104	Cover Page Interactive Data File - the cover page XBRL tags are embedded within the Inline XBRL document.

Exhibit Index

Exhibit No.	Description
3.1	Certificate of Amendment to Certificate of Incorporation of Coeur Mining, Inc., effective as of May 10, 2022.
104	Cover Page Interactive Data File - the cover page XBRL tags are embedded within the Inline XBRL document.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COEUR MINING, INC.
Date: May 11, 2022	By: /s/ Casey M. Nault
Name: Casey M. Nault Title: Senior Vice President, General Counsel and Chief ESG Officer